UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2007

Zep Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33633	26-0783366
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer

1310 Seaboard Industrial Avenue, Atlanta, Georgia		30318-2825
(Address of principal executive offices)		(Zip Code)

(404) 352-1680

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) Effective December 10, 2007, the Board of Directors of Zep Inc. (the “Company”) appointed Timothy T. Tevens as a new member of the Board. Mr. Tevens was also appointed to serve as a member of the Company’s Audit and Compensation Committees.

For the past ten years, Mr. Tevens has served as President, Chief Executive Officer and Director of Columbus McKinnon Corporation. Prior to that, he held a variety of executive positions within Columbus McKinnon.

Concurrently with his appointment, Mr. Tevens was granted a restricted stock award of 10,260 shares of the Company’s common stock. In addition, Mr. Tevens will be entitled to receive the following compensation from the Company:

•	an annual cash retainer, one-half of which must be deferred into the Company’s Non-Employee Director Deferred Compensation Plan;
•	cash payments for each Board and/or committee meeting he may attend in excess of five meetings; and
•	reimbursement of his reasonable travel and incidental expenses in accordance with the Company’s policies.

On December 12, 2007, the Company issued a press release regarding the appointment of Mr. Tevens. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Zep Inc. Press Release dated December 12, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Zep Inc.

December 14, 2007	By:	/s/ C. Francis Whitaker, III
C. Francis Whitaker, III
Vice President, General Counsel, and Secretary